CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Annual Report of Global Healthcare REIT, Inc. (the "Company") on Form 10-K for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher Brogdon, President and Clifford L. Neuman, Special Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

  __/s/ Christopher Brogdon

Christopher Brogdon

President

October 15, 2013

__/s/ Clifford L. Neuman

Clifford L. Neuman

Special Chief Financial Officer

October 15, 2013